AMENDMENT NO. 4 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 4 is dated February 21, 2020, and effective as of January 1, 2020, by and between Sinclair Broadcast Group, Inc. ("SBG"), and Barry M. Faber ("Employee") to the Amended and Restated Employment Agreement dated November 11, 2011, as amended August 28, 2015, March 28, 2017, and April 5, 2019 (collectively, the "Agreement"), by and between SBG and Employee. SBG and Employee are sometimes individually referred to in this Amendment No. 4 as "Party" and collectively as the "Parties."

WHEREAS, the Parties desire to change Employee's salary; and

WHEREAS, subject to the terms of the Agreement, it is the intent of the Parties hereto to amend the Agreement In accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.Section 3.1 of the Agreement ls hereby amended by deleting the reference to "One Million Twenty Thousand Dollars ($1,020,000)" and replacing such reference With "One Million Thirty Thousand Dollars ($1,030,000)."

2.Except as expressly provided herein, the Agreement shall not be amended or modified by this Amendment No. 4 and each of the terms thereof shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Sinclair Broadcast Group, inc.    EMPLOYEE:
A Maryland corporation    /s/ Barry M. Faber
    Barry M. Faber
By: /s/ Christopher S. Ripley
Name: Christopher S. Ripley
Chief Executive Officer and President